UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 30, 2010

People’s United Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33326	20-8447891
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

850 Main Street, Bridgeport, CT		06604
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (203) 338-7171

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

Smithtown Bancorp Merger

On November 30, 2010, pursuant to the terms and conditions of the Agreement and Plan of Merger dated as of July 15, 2010 (the “Smithtown Bancorp Merger Agreement”) between People’s United Financial, Inc. (“People’s United”) and Smithtown Bancorp, Inc. (“Smithtown”), People’s United and Smithtown completed the merger (the “Smithtown Bancorp Merger”) in which Smithtown merged with and into People’s United, with People’s United as the surviving corporation.

Pursuant to the Smithtown Bancorp Merger Agreement, each share of Smithtown common stock outstanding at the effective time of the Smithtown Bancorp Merger was converted into the right to receive either $3.77 in cash or 0.304 shares of People’s United common stock, at the election of each Smithtown stockholder, subject to proration due to limitations on the aggregate amount of cash to be paid by People’s United in the Smithtown Bancorp Merger and depending on the election of other Smithtown stockholders, as specified in the Smithtown Bancorp Merger Agreement. People’s United will pay approximately $56.4 million in cash and People’s United common stock to Smithtown stockholders, consisting of approximately $29.9 million in cash and 2.1 million shares of People’s United common stock.

This description of the Smithtown Bancorp Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Smithtown Bancorp Merger Agreement, which is attached hereto as Exhibit 8.1 to this report and is incorporated herein by reference.

LSB Merger

On November 30, 2010, pursuant to the terms and conditions of an Agreement and Plan of Merger dated as of July 15, 2010 (the “LSB Merger Agreement”) by and among People’s United, People’s United Bank, Bridgeport Merger Corporation, LSB Corporation (“LSB”), and River Bank, Bridgeport Merger Corporation merged with and into LSB, with LSB surviving as a wholly owned subsidiary of People’s United (the “LSB Merger”).

As a result of the LSB Merger, each share of LSB common stock outstanding at the effective time of the LSB Merger was converted into the right to receive $21.00 per share in cash plus an additional $0.026 per share in respect of certain additional amounts calculated in accordance with the LSB Merger Agreement. The total cash consideration People’s United will pay in the LSB Merger is approximately $94.8 million.

This description of the LSB Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the LSB Merger Agreement, which is attached hereto as Exhibit 8.2 to this report and is incorporated herein by reference

A copy of the press release announcing the completion of the Smithtown Bancorp Merger and LSB Merger is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) The following Exhibits are submitted herewith.

Exhibit No.	Description

8.1	Agreement and Plan of Merger, dated as of July 15, 2010, by and between People’s United Financial, Inc. and Smithtown Bancorp, Inc. (incorporated by reference from People’s United’s Current Report on Form 8-K filed on July 19, 2010)

8.2	Agreement and Plan of Merger, dated as of July 15, 2010, by and between People’s United Financial, Inc., People’s United Bank, Bridgeport Merger Corporation, LSB Corporation, and River Bank (incorporated by reference from People’s United’s Current Report on Form 8-K filed on July 19, 2010)

99.1	Press Release, dated December 1, 2010, announcing completion of the Smithtown Bancorp Merger and LSB Merger

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

People’s United Financial, Inc. (Registrant)

Date: December 1, 2010	By:	/S/ ROBERT E. TRAUTMANN
(Signature)
	Name:	Robert E. Trautmann
	Title:	Senior Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

8.1	Agreement and Plan of Merger, dated as of July 15, 2010, by and between People’s United Financial, Inc. and Smithtown Bancorp, Inc. (incorporated by reference from People’s United’s Current Report on Form 8-K filed on July 19, 2010)

8.2	Agreement and Plan of Merger, dated as of July 15, 2010, by and between People’s United Financial, Inc., People’s United Bank, Bridgeport Merger Corporation, LSB Corporation, and River Bank (incorporated by reference from People’s United’s Current Report on Form 8-K filed on July 19, 2010)

99.1	Press Release, dated December 1, 2010, announcing completion of the Smithtown Bancorp Merger and LSB Merger